As filed with the Securities and Exchange Commission on December 20, 2019

Registration No.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IMMUNOGEN, INC.

(Exact Name of Registrant as Specified in its Charter)

Massachusetts	04-2726691
(State of Incorporation)	(I.R.S. Employer Identification Number)

830 Winter Street

Waltham, Massachusetts 02451

(781) 895-0600

(Address of Principal Executive Offices)

IMMUNOGEN, INC.
2018 EMPLOYEE, DIRECTOR AND CONSULTANT EQUITY INCENTIVE PLAN

(Full Title of the Plan)

Craig Barrows

Executive Vice President, General Counsel and Secretary
ImmunoGen, Inc.
830 Winter Street
Waltham, Massachusetts 02451
(781) 895-0600

(Name, Address and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock	7,175,008	$3.835	$27,516,155.68	$3,571.60

(1)                                 In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares of common stock to be offered or sold as a result of the anti-dilution provisions of the employee benefit plan described herein, including to prevent dilution resulting from any reorganization, recapitalization, reclassification, stock dividend, stock split or other similar change.

(2)                                 Calculated in accordance with Rule 457(c) and (h) under the Securities Act solely for the purpose of determining the amount of the registration fee, based on the average of the high and low prices on the Nasdaq Global Select Market on December 16, 2019.

EXPLANATORY NOTE

This registration statement is being filed solely for the purpose of registering [insert number] additional shares of common stock, par value $.01 per share (the “Common Stock”), of ImmunoGen, Inc. (the “Company”) to be offered to participants under the Company’s 2018 Employee, Director and Consultant Equity Incentive Plan, as amended and restated (the “2018 Plan”), originally adopted in 2018.  The maximum number of shares of Common Stock reserved and available for issuance under the 2018 Plan includes 7,500,000 shares, which were previously registered with the Securities and Exchange Commission (the “Commission”) on Form S-8 (File No. 333-225860) filed on June 25, 2018 (the “2018 Registration Statement”), plus 7,175,008 additional shares that have been included in the shares reserved for issuance under the 2018 Plan as a result of the forfeiture, cancellation or termination (other than by exercise), during the period between June 20, 2018 and November 30, 2019, of grants previously made under the Company’s 2006 and 2016 Employee, Director and Consultant Equity Incentive Plans (which shares are included in this registration statement).

Pursuant to General Instruction E of Form S-8, the contents of the 2018 Registration Statement are incorporated herein by reference, except as otherwise noted below.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents are incorporated herein by reference:

(a)                                 The Company’s annual report on Form 10-K for the year ended December 31, 2018, filed with the Commission on March 1, 2019.

(b)                                 The Company’s quarterly report on Form 10-Q for the quarter ended March 31, 2019, filed with the Commission on May 7, 2019;

(c)                                  The Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2019, filed with the Commission on August 7, 2019;

(d)                                 The Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2019, filed with the Commission on November 5, 2019;

(e)                                  The Company’s current reports on Form 8-K filed with the Commission on January 8, 2019, March 1, 2019, May 15, 2019, June 24, 2019, June 27, 2019, August 5, 2019, September 30, 2019, November 26, 2019, December 17, 2019, and December 20, 2019;

(f)                                   Portions of the Company’s definitive proxy statement on Schedule 14A, filed with the Commission on April 30, 2019, that are deemed “filed” with the Commission under the Securities Exchange Act of 1934, as amended; and

(g)                                  The description of the Company’s common stock contained in the Company’s registration statement on Form 8-A, filed with the Commission on September 25, 1989, as amended by Amendment No. 1 thereto, filed with the Commission on November 15, 1989, pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment thereto or report filed for the purpose of updating such description.

All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

Craig Barrows, Executive Vice President, General Counsel and Secretary of the Company, has given his opinion on the validity of the Common Stock offered under this registration statement.  Mr. Barrows beneficially owns 963,467 shares of common stock of the Company, of which 114,967 shares are owned by Mr. Barrows, 713,500 shares may be acquired by Mr. Barrows within 60 days of December 20, 2019 through the exercise of stock options, and 135,000 are restricted shares (as to which Mr. Barrows has sole voting power, but no investment power).

ITEM 8.  EXHIBITS.

Exhibit	Description

4.1

Restated Articles of Organization (incorporated herein by reference to Exhibit 3.1 of the Company’s quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2010, filed with the Commission on April 30, 2010 (File No. 0-17999)).

4.1(a)

Articles of Amendment (incorporated herein by reference to Exhibit 3.1 of the Company’s quarterly report on Form 10-Q for the fiscal quarter ended December 31, 2012, filed with the Commission on January 30, 2013 (File no. 0-17999)).

4.1(b)

Articles of Amendment (incorporated herein by reference to Exhibit 3.1 of the Company’s quarterly report on Form 10-Q for the quarter ended June 30, 2017, filed with the Commission on August 4, 2017 (File no. 0-17999)).

4.2	Amended and Restated By-Laws (incorporated herein by reference to Exhibit 3.1 of the Company’s current report on Form 8-K, filed with the Commission on June 20, 2016 (File No. 0-17999)).

4.3

Form of Common Stock Certificate (incorporated herein by reference to Exhibit 4.2 of the Company’s registration statement on Form S-1, filed with the Commission on November 15, 1989 (File No. 33-31219)).

4.6

ImmunoGen, Inc. 2018 Employee, Director and Consultant Equity Incentive Plan (incorporated herein by reference to Exhibit 10.1 of the Company’s current report on Form 8-K, filed with the Commission on June 22, 2018 (File No. 0-17999)).

5.1*	Opinion of General Counsel.

23.1*	Consent of Ernst & Young LLP.

23.2	Consent of General Counsel (contained in the opinion filed as Exhibit 5.1 to this registration statement).

24.1	Power of Attorney (included in signature page to this registration statement).

99.1

Form of Incentive Stock Option Agreement under the 2018 Employee, Director and Consultant Equity Incentive Plan (incorporated herein by reference to Exhibit 10.2 of the Company’s current report on Form 8-K, filed with the Commission on June 22, 2018 (File No. 0-17999)).

99.2

Form of Non-Qualified Stock Option Agreement for employees under the 2018 Employee, Director and Consultant Equity Incentive Plan (incorporated herein by reference to Exhibit 10.3 of the Company’s current report on Form 8-K, filed with the Commission on June 22, 2018 (File No. 0-17999)).

99.3

Form of Restricted Stock Unit Agreement under the 2018 Employee, Director and Consultant Equity Incentive Plan (incorporated herein by reference to Exhibit 10.4 of the Company’s current report on Form 8-K, filed with the Commission on June 22, 2018 (File No. 0-17999)).

99.4

Form of Non-Qualified Stock Option Agreement for Non-Employee Directors under the 2018 Employee, Director and Consultant Equity Incentive Plan (incorporated herein by reference to Exhibit 10.5 of the Company’s current report on Form 8-K, filed with the Commission on June 22, 2018 (File No. 0-17999)).

99.5

Form of Deferred Stock Unit Agreement for Non-Employee Directors under the 2018 Employee, Director and Consultant Equity Incentive Plan (incorporated herein by reference to Exhibit 10.6 of the Company’s current report on Form 8-K, filed with the Commission on June 22, 2018 (File No. 0-17999)).

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Waltham, the Commonwealth of Massachusetts on this 20th day of December, 2019.

IMMUNOGEN, INC.

By:	/s/ Mark J. Enyedy
Mark J. Enyedy
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Mark J. Enyedy and David G. Foster his or her true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him or her or in his or her name, place and stead, in any and all capacities to sign any and all amendments or post-effective amendments to this registration statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Mark J. Enyedy	President, Chief Executive Officer and Director	December 20, 2019
Mark J. Enyedy	(Principal Executive and Financial Officer)

/s/ David G. Foster	Vice President, Finance and Chief Accounting Officer	December 20, 2019
David G. Foster	(Principal Accounting Officer)

/s/ Stephen C. McCluski	Chairman of the Board of Directors	December 20, 2019
Stephen C. McCluski

/s/ Stuart A. Arbuckle	Director	December 20, 2019
Stuart A. Arbuckle

/s/ Mark Goldberg	Director	December 20, 2019
Mark Goldberg

/s/ Dean J. Mitchell	Director	December 20, 2019
Dean J. Mitchell

/s/ Kristine Peterson	Director	December 20, 2019
Kristine Peterson

/s/ Richard J. Wallace	Director	December 20, 2019
Richard J. Wallace